UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20459
                                   ----------

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                         Date of report: April 18, 2005
                        (Date of earliest event reported)



                              LTC PROPERTIES, INC.
             (Exact name of Registrant as specified in its charter)


            Maryland                        1-11314               71-0720518
(State or other jurisdiction of    (Commission file number)    (I.R.S. Employer
 incorporation or organization)                               Identification No)



                     22917 Pacific Coast Highway, Suite 350
                            Malibu, California 90265
                    (Address of principal executive offices)


                                 (805) 981-8655
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. -- Results of Operations and Financial Condition

On April 18, 2005, LTC Properties, Inc. announced $21.8 million in transactions since January 1, 2005, an increase in its common dividend, and a change to monthly payment of the common dividend. LTC also announced that it has raised the common dividend from $0.30 per quarter to $0.33 per quarter and will begin paying its common dividend on a monthly basis beginning in the second quarter of 2005. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference. Such information shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.


Item 9.01. -- Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

None.

(b) Pro Forma Financial Information

None.

(c) Exhibits.

99.1     Press Release issued April 18, 2005.



                                    SIGNATURE


Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    LTC PROPERTIES, INC.



Dated:  April 18, 2005              By:  /s/  WENDY L. SIMPSON
                                         ---------------------
                                         Wendy L. Simpson
                                         Vice Chairman, Chief Financial Officer
                                            and Treasurer